EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   UMDN, INC.

     For  the  purpose  of   incorporating  a  corporation   under  the  General
Corporation Law of the State of Delaware, the undersigned does hereby certify as follows:

                                    ARTICLE I

     The name of the corporation is UMDN, Inc.

                                   ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, in the City of Wilmington, County of New Castle.

                                   ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

                                   ARTICLE IV

     A. The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Fifteen Million (15,000,000) shares. Ten Million (10,000,000) shares shall be Common Stock, $.0001 par value per share; and Five Million (5,000,000) shares shall be Preferred Stock, par value $.0001 per share. The Common Stock shall have unlimited voting rights, with each share being entitled to one vote, and the rights to receive the net assets of the corporation upon dissolution, with each share participating on a stated or, if not stated, pro rata basis.

     B. The Board of Directors is hereby authorized from time to time, without shareholder action, to provide for the issuance of shares of Preferred Stock in one or more series not exceeding in the aggregate the number of shares of Preferred Stock authorized by this Certificate of Incorporation, as amended from time to time, and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions relating thereto.

     C. Before the corporation shall issue any shares of Preferred Stock of any series, a Certificate fixing the voting powers (if any), designations, preferences, and the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, relating to the shares of such series and the number of shares of such series authorized by the Board of Directors to be issued shall be filed with the Secretary of State in accordance with the General Corporation Law and shall become effective without any shareholder action. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

                                    ARTICLE V

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

          (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.

          (2) The Board of Directors shall have power without the consent or vote of the stockholders:

               (a) To make, alter, amend, change, add to or repeal all By-Laws of the corporation not adopted by the stockholders; to fix and vary the amount of shares to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits and to fix the times for the declaration and payment of dividends.

               (b) To determine from time to time whether, to what extent, at what times and places and under what conditions the accounts and books of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders.

          (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any other meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

          (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been made.

                                   ARTICLE VI

     No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under
Section 174 of the General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

                                   ARTICLE VII

     Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                                  ARTICLE VIII

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law; and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     The undersigned has executed this  Certificate of  Incorporation  this   th
                                                                            --
day of August, 2000.




                                        /s/ Christopher P. O'Connell
                                        ---------------------------------------
                                            Christopher P. O'Connell
                                            Incorporator
                                            333 South Hope Street
                                            27th Floor
                                            Los Angeles, CA  90071-1488

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   UMDN, INC.


         The  undersigned,   being  the  sole  incorporator  of  UMDN,  Inc.,  a
corporation duly incorporated and existing under the laws of the State of Delaware (the "corporation"), does hereby certify as follows:

         FIRST: The corporation has not received any payment for any of its stock.

         SECOND: The Certificate of Incorporation of the corporation is hereby amended by deleting Article IV, Paragraph A. therefrom and substituting therefor the following:

                  A. The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Fifty Million (50,000,000) shares. Forty Million (40,000,000) shares shall be Common Stock, par value $.0001 per share; and Ten Million (10,000,000) shares shall be Preferred Stock, par value $.0001 per share. The Common Stock shall have unlimited voting rights, with each share being entitled to one vote, and the rights to receive the net assets of the corporation upon dissolution, with each share participating on a stated or, if not stated, pro rata basis.

         THIRD: This amendment to the Certificate of Incorporation of the corporation has been duly adopted in accordance with Section 241 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Incorporation of the corporation this ninth day of January, 2001.


                                  /s/
                                  ----------------------------------------------
                                  Christopher P. O'Connell, Incorporator
                                  Parker, Milliken, Clark, O'Hara & Samuelian, a
                                           professional corporation
                                  27th Floor
                                  333 South Hope Street
                                  Los Angeles, California 90071

                                   UMDN, INC.

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

              UMDN, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to Section 242 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Company, as heretofore amended prior to the date hereof, is hereby further amended as follows:

              FIRST: The 14,504,444 shares of the Common Stock, par value $.0001 per share, of the Company outstanding on the date hereof are hereby combined into 3,500,000 shares of such Common Stock at the ratio of .241305354 shares to be outstanding immediately following such combination for each share outstanding immediately prior thereto, with the balance of such shares reverting to the status of authorized but unissued shares. Fractions of shares greater than one-half are rounded up to the next whole number and fractions of shares less than one-half are rounded down to the next whole number. The foregoing combination shall not affect the capital of the Company.

              SECOND: This amendment to the Certificate of Incorporation of the Company has been approved by the written consent of the holders of a majority of the outstanding shares of the Common Stock of the Company, which was the only class of capital stock of the Company outstanding on the date of such approval, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

              IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by Kent Keith, its President, and Starla Keith, its Secretary, this fifth day of April, 2001.



                                                     UMDN, INC.


                                                     By:/s/
                                                        ------------------------
                                                          Kent Keith, President


                                                     By:/s/
                                                        ------------------------
                                                         Starla Keith, Secretary

             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                                   UMDN, INC.

              UMDN, INC. (the "Company"),  a corporation  organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Articles of Incorporation, as amended, of the Company, and pursuant to
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company adopted resolutions on April 5, 2001, providing for the designations, preferences, voting rights and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of one million fifty thousand (1,050,000) shares of Series A Convertible Preferred Stock, par value $.0001 per share, as follows:

               RESOLVED, that, pursuant to the authorization expressly granted to and vested in the Board of Directors by the Certificate of Incorporation of the Company, as amended, the Board of Directors hereby authorizes the issuance of one million fifty thousand (1,050,000) shares of Series A Convertible Preferred Stock, par value $.0001 per share (the "Series A Preferred Shares"), having the following powers, designations, preferences and other special rights:

         I. DIVIDENDS. If the Company declares, pays or sets aside for payment any dividend on the shares of its outstanding Common Stock, the Company shall, simultaneously therewith, declare, pay or set aside for payment, as the case may be, a dividend on each Series A Preferred Share then outstanding in an amount equal to the dividend that would have been declared, paid or set aside for payment, as the case may be, had such Series A Preferred Share been converted into Common Stock immediately prior to such declaration, payment or setting aside for payment at the then current Conversion Ratio (as such term is defined below) irrespective of whether the Series A Preferred Shares are then convertible. No distributions may be declared or paid upon any shares of the capital stock of the Company ranking junior to the Series A Preferred Shares ("Junior Shares") other than its Common Stock without the prior written consent of the holders of a majority of the then outstanding Series A Preferred Shares. The Company shall not redeem any Junior Shares without the prior written consent of the holders of a majority of the then outstanding Series A Preferred Shares.

         II.      CONVERSION.    The  holders of any of the  Series A  Preferred
         Shares may, at their option, convert such shares into shares of Common Stock on the following terms and conditions:

                  (a) Each Series A Preferred Share is convertible at any time into ten fully paid and nonassessable shares of Common Stock of the Company (such ratio of ten shares of Common Stock for one Series A Preferred Share is referenced herein as the "Conversion Ratio"). Every reference herein to the Common Stock of the Company (unless a different intention is expressed) shall be to the shares of the Common Stock of the Company, $.0001 par value per share, as such stock exists immediately after the issuance of the Series A Preferred Shares provided for hereunder, or to stock into which such Common Stock may be changed from time to time thereafter.

                  (b) Notwithstanding the foregoing, no Series A Preferred Shares may be converted into Common Stock unless and until any one of the following events shall have occurred: (i) the total number of shares of Common Stock of the Company outstanding or subject to then currently exercisable options, warrants or conversion rights outstanding exceeds seven million five hundred thousand (7,500,000);
         (ii) the Company has obtained five hundred thousand dollars ($500,000) in equity financing from sales of the shares of its Common Stock; (iii) the shares of the Common Stock of the Company become publicly traded in compliance with the provisions of the Securities Act of 1933, as amended, or of the Securities Exchange Act of 1934, as amended; (iv) a majority of the outstanding shares of the Common Stock are no longer owned, of record or beneficially, by the holders of a majority of the outstanding shares of such Common Stock on the date hereof or by other persons to whom the holders of a majority of the outstanding Series A Preferred Shares have consented in writing.

                  (c) (i) If at any time, or from time to time, the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares, or reduce the number of outstanding Series A Preferred Shares by combining any of such shares into a smaller number of respective shares, the Conversion Ratio of such shares in effect at the time of the taking of a record date for such dividend or the taking of such other action shall be proportionately increased as of such time, and conversely (ii) if at any time, or from time to time, the Company shall reduce the outstanding shares of Common Stock to a smaller number of shares, or subdivide the number of outstanding Series A Preferred Shares into a greater number of respective shares, the Conversion Ratio in effect at the time of the taking of a record date for such dividend or the taking of such other action shall be proportionately decreased as of such time. Likewise, if at any time, or from time to time, the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares or reduce the outstanding shares of Common Stock to a smaller number of shares, then the number of shares of Common Stock referenced in clause (i) of II(b) above shall be proportionately increased or decreased, respectively.

                  (d) Subject to the provisions of Section IV hereof, if the Company consolidates or merges with or into any other corporation or other business entity or reclassifies its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares), each Series A Preferred Share shall thereafter be convertible into the number of shares of stock or other securities or property of the Company, or of the entity resulting from such consolidation or merger, to which a holder of the number of shares of Common Stock delivered upon conversion of such Series A Preferred Share would have been entitled upon such consolidation or merger or reclassification, had the holder of such Series A Preferred Share exercised the right of conversion and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such consolidation, merger or reclassification; and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification.

                  (e) On presentation and surrender to the Company or at any office or agency maintained for the transfer of the Company's securities of the certificates representing Series A Preferred Shares to be converted, duly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank, the holder of such Series A Preferred Shares shall be entitled, subject to the limitations herein contained, to receive, and the Company shall issue and deliver to such holder, in exchange therefor a certificate or certificates for fully paid and nonassessable shares of Common Stock on the foregoing basis. The shares so delivered shall be deemed to have been converted and the person converting the same to have become the holder of record of Common Stock, for the purpose of receiving dividends and for all other purposes, as of the presentation and surrender to the Company of the certificate or certificates representing the Series A Preferred Shares to be converted. If a holder of record surrenders a certificate or certificates representing Series A Preferred Shares and does not convert all of such shares, the Company shall deliver to such holder a new certificate representing the remaining unconverted Series A Preferred Shares. The Company shall not be required to make any such conversion, and no surrender of the Series A Preferred Shares shall be effective for such purpose, while the books for the transfer of any such surrendered shares or the Common Stock are closed for any purpose, but the surrender of such Series A Preferred Shares for conversion during any period while any of such respective books are closed shall become effective for all purposes of conversion immediately upon the reopening of the respective books, as if the conversion had been made on the date such Series A Preferred Shares were surrendered. The Company shall not close its stock transfer books except in connection with a merger, consolidation, liquidation or dissolution of the Company on notice to each holder of Series A Preferred Shares not later than thirty days prior to the closing of its stock transfer books, which shall not occur until the record date for any such merger, consolidation, liquidation or dissolution.

                  (f) The Company shall, so long as any of the Series A Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Shares then outstanding.

                  (g) The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series A Preferred Shares as herein provided. The Company shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the certificates surrendered for conversion are registered on the Company's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company and its transfer agent, if any, that such tax has been paid.

         III. VOTING RIGHTS. Except as and to the extent required by the General Corporation Law of the State of Delaware or as expressly provided herein, none of the Series A Preferred Shares shall entitle the holders thereof to vote on any matters submitted to the shareholders of the Company. So long as any of the Series A Preferred Shares remain outstanding, (i) the Board of Directors of the Company shall consist of no more than three members, of which the holders of the Series A Preferred Shares, voting as a separate class, shall be entitled to elect two members; (ii) the Company shall not merge into, permit to be merged into it, or consolidate with any other corporation or other business entity without the approval of the holders of a majority of the outstanding Series A Preferred Shares voting as a separate class; and (iii) the Company shall not sell or otherwise dispose of all or substantially all of its assets without the approval of the holders of a majority of the outstanding Series A Preferred Shares voting as a separate class.

         IV. LIQUIDATION, DISSOLUTION, WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Company shall so notify the holders of the Series A Preferred Shares not later than thirty (30) calendar days prior to the effective date thereof; and such holders shall be entitled to receive in such liquidation, dissolution or winding up the same amount they would have received had all the then outstanding Series A Preferred Shares been converted into Common Stock immediately prior to such liquidation, dissolution or winding up at the then current Conversion Ratio irrespective of whether the Series A Preferred Shares are then convertible. The purchase, redemption or conversion by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company.

         V. PREFERRED RANK. The rights of the shares of Common Stock and all shares of Preferred Stock of the Company other than the Series A Preferred Shares shall be subject and subordinate to the dividend, redemption and liquidation preferences and relative rights of the Series A Preferred Shares.

         VI. VOTE TO CHANGE PREFERRED SHARES. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than a majority of the then outstanding Series A Preferred Shares, voting as a separate class, shall be required to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Shares or to authorize the creation of any Series of Preferred Stock of the Company senior in any respect to such Series of Preferred Shares or the issuance of a greater number of shares than theretofore authorized of any theretofore created Series of Preferred Shares senior to the Series A Preferred Shares.

         VII. NOTICES. Any notice required by the provisions of this Certificate to be given to the holders of Series A Preferred Shares shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the respective address of such holder as the same shall appear on the stock transfer books of the Company.


         IN WITNESS WHEREOF, the Company has caused this certificate to be executed by Kent Keith, its President, and Starla Keith, its Secretary, as of this fifth day of April, 2001, and to be filed in accordance with the General Corporation Law of the State of Delaware.


                                       UMDN, INC.


                                       By: /s/
                                           ------------------------------------
                                             Kent Keith, President


                                       By: /s/
                                           ------------------------------------
                                             Starla Keith, Secretary

                          CERTIFICATE OF AMENDMENT TO
             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                   UMDN, INC.


         UMDN, INC. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Articles of Incorporation, as amended, of the Company, pursuant to Section 151 of the General Corporation Law of the State of Delaware, and pursuant to the consent of a majority of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, par value $.0001 per share, of the Company, the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company is hereby amended by deleting Article II thereof and substituting therefor the following:

         "II. Conversion. The Company and the holders of the Series A Preferred Shares may, at its or their option, convert such shares into shares of Common Stock on the following terms and conditions:

                  (a) Each Series A Preferred Share is convertible at any time into ten fully paid and nonassessable shares of Common Stock of the Company (such ratio of ten shares of Common Stock for one Series A Preferred Share is referenced herein as the "Conversion Ratio"). Every reference herein to the Common Stock of the Company (unless a different intention is expressed) shall be to the shares of the Common Stock of the Company, $.0001 par value per share, as such stock exists immediately after the issuance of the Series A Preferred Shares provided for hereunder, or to stock into which such Common Stock may be changed from time to time thereafter.

                  (b) The Series A Preferred Shares may be converted into Common Stock as provided for above at the discretion of the Company or of the Series A Preferred Shareholders.

                  (c) (i) If at any time, or from time to time, the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares, or reduce the number of outstanding Series A Preferred Shares by combining any of such shares into a smaller number of respective shares, the Conversion Ratio of such shares in effect at the time of the taking of a record date for such dividend or the taking of such other action shall be proportionately increased as of such time, and conversely (ii) if at any time, or from time to time, the Company shall reduce the outstanding shares of Common Stock to a smaller number of shares, or subdivide the number of outstanding Series A Preferred Shares into a greater number of respective shares, the Conversion Ratio in effect at the time of the taking of a record date for such dividend or the taking of such other action shall be proportionately decreased as of such time. Likewise, if at any time, or from time to time, the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares or reduce the outstanding shares of Common Stock to a smaller number of shares, then the number of shares of Common Stock referenced in clause (i) of II(b) above shall be proportionately increased or decreased, respectively.

                  (d) Subject to the provisions of Section IV hereof, if the Company consolidates or merges with or into any other corporation or other business entity or reclassifies its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares), each Series A Preferred Share shall thereafter be convertible into the number of shares of stock or other securities or property of the Company, or of the entity resulting from such consolidation or merger, to which a holder of the number of shares of Common Stock delivered upon conversion of such Series A Preferred Share would have been entitled upon such consolidation or merger or reclassification, had the holder of such Series A Preferred Share exercised the right of conversion and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such consolidation, merger or reclassification; and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification.

                  (e) The Company may exercise its right to convert the Series A Preferred Shares into Common Stock at any time by giving notice of such conversion to the holders of all outstanding Series A Preferred Shares; provided, however, that the Company may only convert all then outstanding Series A Preferred Shares as a single action and may not convert an amount less than the total then outstanding Series A Preferred Shares. If the Company exercises its right to convert the Series A Preferred Shares into Common Stock as provided herein, such conversion shall be effective as of the date of the notice provided by the Company to all of the holders of the Series A Preferred Shares, and the certificates which formerly represented Series A Preferred Shares shall then and thereafter represent solely the Common Stock into which such Series A Preferred Shares shall have been so converted. On presentation and surrender to the Company or at any office or agency maintained for the transfer of the Company's securities of the certificates representing Series A Preferred Shares so converted, duly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank, the Company or such office or agency shall issue and deliver, in exchange therefor, certificates representing the shares of Common Stock into which such Series A Preferred Shares shall have been so converted.

                  (f) On presentation and surrender to the Company or at any office or agency maintained for the transfer of the Company's securities by any holder thereof exercising his right to convert the same of the certificates representing Series A Preferred Shares to be converted, duly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank, the holder of such Series A Preferred Shares shall be entitled, subject to the limitations herein contained, to receive, and the Company shall issue and deliver to such holder, in exchange therefor a certificate or certificates for fully paid and nonassessable shares of Common Stock on the foregoing basis. If a holder of record surrenders a certificate or certificates representing Series A Preferred Shares and does not convert all of such shares, the Company shall deliver to such holder a new certificate representing the remaining unconverted Series A Preferred Shares. The Company shall not be required to make any such conversion, and no surrender of the Series A Preferred Shares shall be effective for such purpose, while the books for the transfer of any such surrendered shares or the Common Stock are closed for any purpose, but the surrender of such Series A Preferred Shares for conversion during any period while any of such respective books are closed shall become effective for all purposes of conversion immediately upon the reopening of the respective books, as if the conversion had been made on the date such Series A Preferred Shares were surrendered. The Company shall not close its stock transfer books except in connection with a merger, consolidation, liquidation or dissolution of the Company on notice to each holder of Series A Preferred Shares not later than thirty days prior to the closing of its stock transfer books, which shall not occur until the record date for any such merger, consolidation, liquidation or dissolution. Any Series A Preferred Shares so surrendered by the holder thereof for conversion shall be deemed to have been converted and the person converting the same to have become the holder of record of Common Stock as of the presentation and surrender to the Company of the certificate or certificates representing the Series A Preferred Shares to be converted.

                  (g) The Company shall, so long as any of the Series A Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Shares then outstanding.

                  (h) The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series A Preferred Shares as herein provided. The Company shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the certificates surrendered for conversion are registered on the Company's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company and its transfer agent, if any, that such tax has been paid."

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by Kent Keith, its President, and Starla Keith, its Secretary, effective as of this first day of February, 2002, and to be filed in accordance with the General Corporation Law of the State of Delaware.


                                       UMDN, INC.


                                       By: /s/
                                           ------------------------------------
                                             Kent Keith, President


                                       By: /s/
                                           ------------------------------------
                                             Starla Keith, Secretary

                          CERTIFICATE OF RETIREMENT OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                   UMDN, INC.

         UMDN, INC. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Articles of Incorporation, as amended, of the Company and pursuant to
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company adopted resolutions on February 1, 2002, providing for the retirement of the Series A Convertible Preferred Stock of UMDN, Inc. as follows:

         RESOLVED, that no shares of the Series A Convertible Preferred Stock of UMDN, Inc. are currently outstanding and none thereof shall be issued in the future pursuant to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock previously filed on April 6, 2001, and amended as of February 1, 2002; that the shares that were subject to that Certificate, all of which were converted into shares of Common Stock, shall resume their status as authorized but unissued shares of Preferred Stock, par value $.0001 per share; and that the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, as so amended, is hereby eliminated.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Kent Keith, its President, and Starla Keith, its Secretary, effective as of this first day of February, 2002, and to be filed in accordance with the General Corporation Law of the State of Delaware.


                                       UMDN, INC.


                                       By: /s/
                                           ------------------------------------
                                             Kent Keith, President


                                       By: /s/
                                           ------------------------------------
                                             Starla Keith, Secretary